Quarterly Investor Relations Presentation At and for the three and six months ended March 31, 2018

About GWB 2 Company Snapshot Exchange / Ticker • NYSE: GWB Market Cap • 58.9 million shares outstanding / $2.35 billion Ownership • 100% publicly traded Total Assets • $11.99 billion ROA / ROTCE • 1.40% / 16.2% Efficiency Ratio • 48.6% FTEs • Approximately 1,700 Locations • 173 branches in nine states Business & Ag Expertise • 90% of loans in business and ag segments; 6 th largest farm lender bank in the U.S.(1) (1) As of December 31, 2017. Source: American Banker's Association NOTE: All financial data is as of or for the three months ended March 31, 2018 unless otherwise noted. Market Cap calculated based on April 5, 2018 closing price of $39.88. Branch count as of March 31, 2018. See appendix for non-GAAP reconciliation of ROTCE and efficiency ratio.

Footprint 3 • 173 banking branches across nine Midwestern and Western states • Vibrant, diverse economies balanced across growing commercial hub cities and smaller rural communities • Opportunities for expansion into new markets within and adjacent to footprint Attractive Markets

Executing on Strategy (1) This is a non-GAAP measure. See appendix for reconciliation. 4 Focused Business Banking Franchise with Agribusiness Expertise Strong Profitability and Growth Driven by a Highly Efficient Operating Model Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend • All regulatory capital ratios remain above minimums to be considered “well capitalized” • Strong capital generation supports an increased quarterly dividend of $0.25 per share ◦ Dividend payable May 23, 2018 to stockholders of record as of the close of business on May 11, 2018 • Total loans increased $172.9 million during the quarter representing 7.7% annualized growth • Loan growth was primarily driven by commercial real estate and also supported by strong growth in commercial non-real estate • Deposit balances increased by $362.8 million compared to December 31, 2017 • Adjusted EPS(1) of $0.69 for the quarter compared to $0.72 adjusted (excludes revaluation of deferred taxes) fully diluted EPS for 1QFY18, a decrease of 4.2% • Profitability remains strong with ROTCE(1) of 16.2% and ROAA of 1.40% for the quarter • Efficiency ratio(1) of 48.6% for the quarter compared to 45.8% for the prior quarter • Net charge-offs of $3.8 million during the quarter represent 0.17% of average total loans on an annualized basis, the lowest quarterly rate since FY16 • Loans graded "Substandard" increased by 1.5% to $251.4 million, loans graded "Watch" increased by 2.6% to $294.9 million, and nonaccrual loans decreased by 10.9% to $131.3 million compared to December 31, 2017

Experienced Management Team

Great Western Bancorp, Inc.

Executive Officers		Industry experience (yrs)	Great Western Bank experience (yrs) [(1)]
Ken Karels *Chairman, President and CEO*	Former COO and Regional President – Great Western Former President and CEO – Marquette Bank Acting Regional President for South Dakota	41	16
Pete Chapman *Executive VP & CFO*	Responsible for financial / regulatory reporting, planning and strategy, project management, treasury, and banking operations in Minnesota and North Dakota Prior U.S. experience with E&Y	24	14
Steve Ulenberg *Executive VP & CRO*	Responsible for risk framework across Great Western Prior leadership roles in commercial and wholesale banking, risk management, and cross-organizational strategy – National Australia Bank	34	28
Doug Bass *Executive VP & Regional President*	Regional President for Nebraska, Iowa / Kansas / Missouri, Arizona / Colorado, L&D / Marketing, Operations, and People & Culture Prior positions with U.S. Bank and First American Bank Group	35	9
Tim Kintner *Executive VP & Regional President*	Regional President for South Dakota Prior leadership positions with Bankers Trust Company, Bankers Trust, Marquette Bank, and Wells Fargo	35	-
Michael Gough *Executive VP & CCO*	Prior leadership roles with GWB include Senior Lender, EVP - Credit, and Executive GM - Strategic Business Services	35	22
Non-Executive Officers			
Scott Erkonen *Chief Information Officer*	Prior leadership role representing the United States internationally in the areas of IT Governance and Information Security -- ISO (International Organization for Standardization)	22	11
Cheryl Olson *Head of Marketing*	Prior experience – VP & Regional Training Manager for Bank of the West and VP Learning and Development Officer for Community First Bankshares Inc	39	11
Andy Pederson *Head of People & Culture and L&D*	Prior experience – Senior Human Resource Generalist for Citibank and Wells Fargo	18	9
Donald Straka *General Counsel and Corporate Secretary*	Prior experience – attorney and executive in banking, securities and M&A	30	4

(1) For Messers. Chapman and Ulenberg, includes experience at National Australia Bank, Ltd. and subsidiaries; For Mr. Erkonen, includes experience at HF Financial Corp.

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GreatWesternBank.com

Acquisition History Note: Total assets are as of September 30 of each fiscal year unless otherwise noted. Acquired assets are the total of the fair value of total assets acquired and the net cash and cash equivalents received, at the time of acquisition of each indicated year. 6 Acquired Security Bank ($0.1 billion) Acquired Sunstate Bank and three branches from HF Financial Corp. ($0.2 billion total) Acquired North Central Bancshares Inc. ($0.4 billion total) Acquired HF Financial Corp. ($1.1 billion total) Acquired First Community Bank's Colorado franchise and a branch from Wachovia ($0.6 billion total) Acquired F&M Bank-Iowa and TierOne Bank ($3.0 billion total) Pre-Acquisition Assets Acquired Assets $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 2QFY18 $4.3 $8.2 $9.1 $9.4 $9.8 $11.7 $12.0 $3.1 $3.4 $5.2 $8.3 $9.0 $11.5

Loan Portfolio Composition 7 Loan Portfolio ($MM) At September 30 of each fiscal year unless otherwise noted (UPB). Geographic Diversification NOTE: Other loans represent acquired workout loans and certain other loans managed by our staff FY11 FY12 FY13 FY14 FY15 FY16 FY17 2QFY18 $2,342 $2,364 $2,312 $2,541 $2,846 $3,754 $4,125 $4,468 $1,092 $1,396 $1,587 $1,681 $1,861 $2,169 $2,122 $2,177 $971 $1,354 $1,482 $1,571 $1,611 $1,673 $1,719 $1,768 $777 $940 $906 $902 $922 $1,021 $933 $867 $5,293 $6,197 $7,351 $8,736Focused business and ag lending growth Commercial RE Agriculture C&I Residential RE Consumer & Other $6,820 $6,414 Portfolio Segmentation by Type $9,376 $9,009 Commercial non- real estate, 18.9% Ag real estate, 10.8% Ag operating, 12.4% Construction & development, 7.7% Owner-occupied CRE, 14.3% Non owner-occupied CRE, 22.2% Multifamily, 3.5% Residential real estate, 9.2% Consumer & Other, 1.0% Iowa / Kansas / Missouri 28.6% South Dakota 24.8% Nebraska 16.7% Arizona 14.3% Colorado 12.1% Minnesota / North Dakota 2.6% Other 0.9%

Additional Loan Information

Great Western Bancorp, Inc.

Highlights

- Loan portfolio is managed to Board-approved concentration limits and regulatory guidelines
  - All categories are within limits including regulatory 300/100% of capital CRE limits
- Income statement impact from acquired loans (including indemnification asset amortization) has not significantly inflated earnings and is not expected to in the future
- Management remains comfortable with credit coverage levels

Incremental Impact from Acquired Loans ($MM)



Includes ASC 310-20 accretion, ASC 310-30 accretion in excess of contractual interest and indem. asset amortization
$(5.6)
$0.2
$0.5
$(3.3)
$1.4
$2.1
$3.1
$2.1
$3.2
$0.5
2014
2015
2016
2017
FY18 YTD
ASC 310-30
Non ASC 310-30

Comprehensive Credit-Related Coverage ($MM)

	GWB Legacy - Loans at Amortized Cost	GWB Legacy - Loans at Fair Value	HF Financial Corp. Acquired Loans	Other Acquired Loans	Total
ALLL	$ 62,058	$ —	$ 926	$ 2,155	$ 65,139
Remaining Loan Discount	$ —	$ —	$ 15,851	$ 7,650	$ 23,501
Fair Value Adjustment (Credit)	$ —	$ 7,539	$ —	$ —	$ 7,539
Total ALLL / Discount / FV Adj.	$ 62,058	$ 7,539	$ 16,777	$ 9,805	$ 96,179
Total Loans	$ 7,691,141	$ 920,965	$ 593,103	$ 133,097	$ 9,338,306
ALLL / Total Loans	**0.81%**	**—%**	**0.16%**	**1.62%**	**0.70%**
Discount / Total Loans	—%	—%	2.67%	5.75%	0.25%
FV Adj. / Total Loans	—%	0.82%	—%	—%	0.08%
Total Coverage / Total Loans [(1)]	**0.81%**	**0.82%**	**2.83%**	**7.37%**	**1.03%**

(1) Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage.

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Focused CRE Lending

Great Western Bancorp, Inc.

Highlights

- Focus on commercial property investors, owner-occupied properties, multi-family property investors and a diverse range of commercial construction with limited exposure to land development and other speculative projects
- Continued customer demand to finance CRE construction and development, especially in larger markets within our footprint
- Regulatory CRE levels of 257% (300% test) and 67% (100% test)
- 10 largest CRE exposures represent 8.3% of total CRE and average $37 million

CRE Portfolio Composition by Type (UPB $MM)



Non-owner-occupied CRE, 46.6%, $2,077,424
Multifamily, 7.3%, $327,980
Construction and development, 16.1%, $721,340
Owner-occupied CRE, 30.0%, $1,341,034

CRE Portfolio Exposure Sizes (UPB)



<$250K: 2.6%
$250K - $1M: 8.8%
$15M+: 22.8%
$1M - $5M: 30.4%
$5M- $15M: 35.4%

CRE Net Charge-offs / Average Loans [(1)] ($MM)



1.3%
0.9%
0.8%
0.1%
—%
0.1%
—%
0.2%
FY11
FY12
FY13
FY14
FY15
FY16
FY17
FY18 YTD
$32.10
$21.59
$18.96
$1.73
$0.63
$2.91
$1.55
$1.39

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods.

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Diverse C&I Exposure 10 Highlights C&I Portfolio Composition by Industry (UPB) C&I Portfolio Exposure Sizes (UPB) C&I Net Charge-offs / Average Loans (1) ($MM) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. • Diverse range of industry exposure across C&I lending portfolio, including healthcare, tourism & hospitality, freight & transport and agribusiness-related services • 10 largest C&I exposures represent 19.8% of total C&I and average $35 million • Approximately 4,100 customers with an average exposure of $432,000 FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 YTD 0.9% 0.5% 0.2% 0.3% 0.5% 0.1% 0.7% 0.9% $8.33 $5.92 $2.43 $3.94 $7.75 $1.20 $11.88 $2.63 $15M+: 26.2% $5M- $15M: 28.3% $1M - $5M: 25.8% $250K - $1M: 11.7% <$250K: 8.0% 7.1% 3.9% 3.4% 4.1% 3.0% 2.0% 2.3% 74.2% Med / Surg Hospitals Nursing Care Facilities Casino Hotels Trucking Retirement Communities Residential Warehouse Lending Farm & Garden Equip Wholesalers Other

Ag Loan Portfolio 11 Highlights Ag Portfolio Composition by Industry (UPB) Ag Net Charge-offs / Average Loans (1) ($MM)Ag Portfolio Exposure Sizes (UPB) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. • Portfolio balanced across subsegments • 10 largest Ag exposures represent 13.5% of total Ag and average $30 million • Approximately 3,200 customers with an average exposure size of $676,000 • Renewals of grain producers are now largely complete with more risk rating upgrades than downgrades noted Grains, 31.4% Beef Cattle, 23.0% Dairy Farms, 24.9% Hogs, 5.6% Other Specialty, 15.1% Grains 31% Proteins 54% Other 15% $15M+: 18.9% $5M- $15M: 33.0%$1M - $5M: 27.3% $250K - $1M: 14.1% <$250K: 6.7% FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 YTD 0.1% —% 0.3% 0.1% —% 0.2% 0.3% 0.8% $0.87 $(0.11) $4.05 $2.37 $0.48 $3.74 $7.40 $2.81

Investments & Borrowings 12 • Portfolio composition has transitioned significantly over the last 3 years away from heavy GNMA concentration • Investment portfolio weighted average life of 3.9 years as of March 31, 2018 and yield of 2.08% for the quarter ended March 31, 2018, an increase of 11 basis points compared to the prior quarter • Borrowings portfolio had a cost of 1.88% for the quarter ended March 31, 2018, an increase of 12 basis points compared to the prior quarter Investment Portfolio Borrowings & Weighted Average Cost Highlights U.S. Treasuries, 13% GNMA, 34% Other MBS, 48% States and political subdivisions, 5% FHLB & Other Borrowings - 1.88% WA Cost Securities sold under agreements to repurchase - 0.31% WA Cost Subordinated debentures and subordinated notes payable - 4.52% WA Cost

Non-Interest- Bearing Demand 19.8% NOW, MMDA and Savings 64.5% Time certificates $250K+ 3.3% Other time certificates 12.4% Deposits 13 Portfolio Segmentation by Type Portfolio Over Time ($MM) Geographic Diversification NOTE: South Dakota and Other deposits include a small amount of deposits managed by our Corporate staff. At September 30 of each fiscal year unless otherwise noted. FY11 FY12 FY13 FY14 FY15 FY16 FY17 2QFY18 $848 $1,076 $1,199 $1,303 $1,368 $1,881 $1,856 $1,855 $2,532 $3,037 $3,602 $4,005 $4,638 $5,343 $5,847 $6,056$2,891 $6,271 $2,771 $6,884 $2,147 $6,948 $1,744 $7,052 $1,380 $7,386 $1,381 $8,605 $1,275 $8,978Portfolio transformation away fromtime deposits and to significant business deposit growth Non-Interest-Bearing Interest-Bearing Demand Time Iowa / Kansas / Missouri, 29.6%South Dakota and Other, 26.5% Nebraska, 26.7% Arizona, 4.5% Colorado, 12.2% North Dakota / Minnesota, 0.5% $7,387 $6,885 $6,272 $9,387 $1,476

Growth Metro vs Rural Metro and Rural Markets DepositsLoans • Historically, the Company's core Midwestern presence was focused in Iowa, Nebraska and South Dakota in rural markets largely supported by agricultural economies • M&A activity and de novo expansion over the last decade have expanded the footprint to include more metro1 markets • While loan and deposit balances in the core Midwestern markets remain critical to maintain, growth prospects are much more robust in Metro markets • Compound average growth over the last five years in metro markets has been 13% for loans and 7% for deposits, compared to 3% and 5%, respectively, in rural markets September 2013 $172 3% $3,649 60% $2,261 37% March 2018 $55 $6,709$2,574 September 2013 $29 0% $3,235 47% $3,669 53% March 2018 $264 3% $4,544 48% $4,580 49% Metro Rural CorporateMetro Rural Corporate 1 Metro markets generally include MSAs with >100K populations 14 1% 27% 72%

Tangible equity net of DTAs and AOCI, $1,075.2, 86% Eligible trust-preferred securities, $73.6, 6% Eligible ALLL, $65.6, 5% Eligible subordinated debt, $35.0, 3% Capital 15 Summary Capital Priorities Capital Ratios Total Capital Composition ($MM) • Attractive dividend of $0.25 for the quarter ended March 31, 2018 (dividend yield of 2.4% based on avg. closing price during the quarter)(1) • All regulatory capital ratios remain above regulatory minimums to be considered “well capitalized” (1) Future dividends subject to Board approval. (2) TCE/TA is a non-GAAP measure. See appendix for reconciliation. 1 2 3 Organic Growth & Compelling Dividend Yield Attractive and Accretive Acquisitions Share Buybacks Great Western Bancorp, Inc. Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.5% 8.0% 3.5% Total capital 12.5% 10.0% 2.5% Tier 1 leverage 10.4% 5.0% 5.4% Common equity tier 1 10.7% 6.5% 4.2% Tangible common equity / tangible assets (2) 9.3% Risk-weighted assets ($MM) $10,017 Great Western Bank Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.2% 8.0% 3.2% Total capital 11.8% 10.0% 1.8% Tier 1 leverage 10.2% 5.0% 5.2% Common equity tier 1 11.2% 6.5% 4.7% Risk-weighted assets ($MM) $10,014

• Management believes the balance sheet is well-positioned for the anticipated interest rate trajectory • Internal expense planning is not dependent on rate hikes and NIM expansion • Investment portfolio weighted average life of 3.9 years • Relatively short average tenor of the loan portfolio (1.2 years at March 31, 2018) due to: • Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus • Certain fixed-rate loans with original terms greater than 5 years are swapped to floating Fixed, 38%, $3,511Variable (swapped), 10%, $921 Floating (not floored), 25%, $2,377 Variable (not floored), 26%, $2,457 Variable and Floating (floored), 1%, $90 • Average floored loan is 49 bps out of the money • Floating: 49% Prime, 28% 5yr Tsy, 23% all other • Variable reprices within 1 month; Floating reprices greater than 1 month Interest Rate Sensitivity 16 Summary Loan Portfolio Behavior ($MM) Sensitivity Modeling Immediate Gradual 15.00% 10.00% 5.00% 0.00% -5.00% -10.00% -100 bps +100 bps +200 bps +300 bps +400 bps

• Ratio of ALLL / total loans was 0.70% at March 31, 2018, down from 0.71% at September 30, 2017 ◦ Comprehensive Credit-Related Coverage is 1.03%(1), inclusive of acquired loan marks and credit adjustment on loans at fair value • Nonaccrual loans decreased by $16.1 million, loans graded “Watch” increased $7.4 million and loans graded “Substandard” increased $3.7 million during the quarter ◦ Nonaccrual decrease driven by charge-offs, pay downs, and transfers to other repossessed assets during the quarter FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 YTD 0.88% 0.54% 0.44% 0.14% 0.13% 0.12% 0.26% 0.17% (1) Comprehensive Credit-Related Coverage is a non-GAAP measure. See slide 8 for calculation. Asset Quality 17 Highlights Net Charge-offs / Average Total Loans Sound Credit QualityWatch & Substandard Loans ($MM) "Watch" and "Substandard" loans declined as a percentage of total loans Watch Loans Substandard Loans % of Total Loans NALs / Total Loans Reserves / NALs FY12 FY13 FY14 FY15 FY16 FY17 2QFY18 2.76% 2.03% 1.16% 0.93% 1.46% 1.54% 1.41% 42.4% 43.3% 60.2% 83.8% 51.1% 45.9% 49.6% FY13 FY14 FY15 FY16 FY17 2QFY18 $219 $288 $310 $328 $312 $295 $139 $358 $126 $414 $184 $494 $242 $570 $233 $545 $251 $546 5.6% 6.1% 6.7% 6.6% 6.1% 5.8%

Goodwill & Intangible Assets 18 Goodwill ($MM) Other Intangible Assets ($MM) (1) (1) Balances and amortization expense at September 30 and for the respective fiscal years. Amounts for fiscal years 2018 – 2023 & thereafter are forecast based on existing intangible assets and could change materially based on future acquisitions. • Majority (84%) of goodwill on GWB’s balance sheet resulted from the acquisition of GWB by National Australia Bank Ltd. in 2008 and was pushed down to GWB’s balance sheet • Recognizing an impairment, which management does not believe currently exists, is the only opportunity to eliminate the NAB-related goodwill • Existing intangible assets and related amortization have become minimal • Future M&A activity could generate additional assets and amortization expense NAB acquisition of GWB, $622 HF Financial, $41 GWB acquisitions pre-IPO, $76 $20.0 $15.0 $10.0 $5.0 $0.0 $20.0 $18.0 $16.0 $14.0 $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 201 4 201 5 201 6 201 7 201 8 201 9 202 0 202 1 202 2 202 3 Year-end balance (left axis) Annual amortization (right axis) & thereafte r

Income Statement Summary

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) stable compared to 1QFY18
    - Higher loan interest income was offset by higher interest expense associated with a 9 basis point increase in cost of deposits and a 12 basis point increase in borrowings
- NIM (FTE) up 3 basis points and adjusted NIM (FTE) (2) up 6 basis points on a sequential quarter basis
- Noninterest income, excluding the change in fair value of fair value option loans and the net gain (loss) on related derivatives and including contract commencement bonus of $2.6 million, increased 7% compared to 1QFY18
    - Noninterest income, excluding the change in fair value of fair value option loans, the net gain (loss) on related derivatives, and contract commencement bonus, increased 3.2% compared to 1QFY18

Net Interest Income ($MM) and NIM



$97.9
$102.2
$197.0
$204.4
3.91%
3.76%
3.92%
3.86%
3.87%
3.70%
3.91%
3.83%
FY17 YTD
FY18 YTD
FY17 YTD
FY18 YTD
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE) (2)

NIM Analysis



3.89%
0.09%
3.80%
0.02%
-0.01%
0.03%
0.01%
-0.02%
3.92%
0.06%
3.86%
Cost of swaps: 0.06% current quarter vs 0.09% prior quarter
1QFY18
Investment yield
FHLB yield
Loans
NIB deposit mix
Time deposit yield
2QFY18
NIM (FTE)
Adjusted NIM (FTE) (2)

Noninterest Income (1)



Wealth management, $2,335
Mortgage banking income, net, $1,166
Other, $3,758
Service charges and other fees, $12,047

(1) Chart excludes changes related to loans and derivatives at fair value which netted $(0.6) million for the quarter. Dollars in thousands.
(2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

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21 Noninterest Expense ($MM) Earnings, Expenses & Provision Highlights Provision for Loan Losses ($MM) Net Income ($MM) (1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. Noninterest Acquisition expense Efficiency Ratio (1) Net Income Adjusted net income (1) ROAA 2QFY17 2QFY18 $4.0 $4.9 FY17 YTD FY18 YTD $11.1 $9.5 2QFY17 2QFY18 $53.9 $59.1 47.0% 48.6% FY17 YTD FY18 YTD $105.7 $114.0 $106.4 46.0% 47.2% 2QFY17 3QFY17 4QFY17 1QFY18 2QFY18 $35 $35 $38 $29 $41 $14 $43 1.26% 1.25% 1.30% 1.00% 1.40% 3.7% increase, excluding estimated breakage cost • Adjusted net income(1) of $40.5 million, a decrease of 5% over 1QFY18 ◦ Strong ROAA of 1.40% • Efficiency ratio(1) was 48.6%, up from 45.8% for 1QFY18 • Provision for loan losses was $4.9 million, an increase of $0.3 million compared to 1QFY18 • Noninterest expense increased 3.7%, excluding an estimated breakage cost of $2.3 million

22 Proven Business Strategy Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Solid Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Disclosures 23 Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the effects of tax reform, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward- looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated April 26, 2018 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on April 26, 2018. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc.

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the six months ended:		At or for the three months ended:				
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Adjusted net income and adjusted earnings per common share:							
Net income - GAAP	$ 69,762	$ 72,065	$ 40,532	$ 29,230	$ 37,662	$ 35,060	$ 35,162
Add: Acquisition expenses, net of tax	—	440	—	—	—	—	—
Add: Deferred taxes revaluation	13,586	—	—	13,586	—	—	—
Adjusted net income	$ 83,348	$ 72,505	$ 40,532	$ 42,816	$ 37,662	$ 35,060	$ 35,162
Weighted average diluted common shares outstanding	59,116,923	59,032,787	59,146,117	59,087,729	58,914,144	59,130,632	59,073,669
Earnings per common share - diluted	$ 1.18	$ 1.22	$ 0.69	$ 0.49	$ 0.64	$ 0.59	$ 0.60
Adjusted earnings per common share - diluted	$ 1.41	$ 1.23	$ 0.69	$ 0.72	$ 0.64	$ 0.59	$ 0.60
Tangible net income and return on average tangible common equity:							
Net income - GAAP	$ 69,762	$ 72,065	$ 40,532	$ 29,230	$ 37,662	$ 35,060	$ 35,162
Add: Amortization of intangible assets, net of tax	751	1,176	376	376	380	488	500
Tangible net income	$ 70,513	$ 73,241	$ 40,908	$ 29,606	$ 38,042	$ 35,548	$ 35,662
Average common equity	$ 1,765,622	$ 1,676,506	$ 1,770,117	$ 1,761,127	$ 1,740,429	$ 1,715,460	$ 1,686,770
Less: Average goodwill and other intangible assets	747,930	749,964	747,716	748,144	748,571	749,074	749,638
Average tangible common equity	$ 1,017,692	$ 926,542	$ 1,022,401	$ 1,012,983	$ 991,858	$ 966,386	$ 937,132
Return on average common equity *	7.9%	8.6%	9.3%	6.6%	8.6%	8.2%	8.5%
Return on average tangible common equity **	13.9%	15.9%	16.2%	11.6%	15.2%	14.8%	15.4%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

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GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the six months ended:		At or for the three months ended:				
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	$ 201,176	$ 192,637	$ 100,553	$ 100,622	$ 99,672	$ 96,888	$ 95,744
Add: Tax equivalent adjustment	3,181	4,323	1,616	1,565	2,122	2,154	2,182
Net interest income (FTE)	204,357	196,960	102,169	102,187	101,794	99,042	97,926
Add: Current realized derivative gain (loss)	(4,116)	(8,361)	(1,640)	(2,476)	(2,714)	(3,320)	(3,875)
Adjusted net interest income (FTE)	$ 200,241	$ 188,599	$ 100,529	$ 99,711	$ 99,080	$ 95,722	$ 94,051
Average interest-earning assets	$ 10,492,091	$ 10,215,580	$ 10,571,300	$ 10,412,882	$ 10,283,401	$ 10,124,404	$ 10,144,875
Net interest margin (FTE) *	3.91%	3.87%	3.92%	3.89%	3.93%	3.92%	3.91%
Adjusted net interest margin (FTE) **	3.83%	3.70%	3.86%	3.80%	3.82%	3.79%	3.76%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

	March 31, 2018 (six months)	March 31, 2017 (six months)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:							
Interest income - GAAP	$ 211,746	$ 194,760	$ 106,811	$ 104,935	$ 102,998	$ 98,724	$ 97,170
Add: Tax equivalent adjustment	3,181	4,323	1,616	1,565	2,122	2,154	2,182
Interest income (FTE)	214,927	199,083	108,427	106,500	105,120	100,878	99,352
Add: Current realized derivative gain (loss)	(4,116)	(8,361)	(1,640)	(2,476)	(2,714)	(3,320)	(3,875)
Adjusted interest income (FTE)	$ 210,811	$ 190,722	$ 106,787	$ 104,024	$ 102,406	$ 97,558	$ 95,477
Average non ASC 310-30 loans	$ 8,952,914	$ 8,523,800	$ 9,064,899	$ 8,840,929	$ 8,728,514	$ 8,550,349	$ 8,531,652
Yield (FTE) *	4.81%	4.68%	4.85%	4.78%	4.78%	4.73%	4.72%
Adjusted yield (FTE) **	4.72%	4.49%	4.78%	4.67%	4.65%	4.58%	4.54%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the six months ended:		At or for the three months ended:				
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Efficiency ratio:							
Total revenue - GAAP	$ 236,592	$ 223,783	$ 119,295	$ 117,296	$ 114,412	$ 114,215	$ 111,233
Add: Tax equivalent adjustment	3,181	4,323	1,616	1,565	2,122	2,154	2,182
Total revenue (FTE)	$ 239,773	$ 228,106	$ 120,911	$ 118,861	$ 116,534	$ 116,369	$ 113,415
Noninterest expense	$ 114,012	$ 106,389	$ 59,144	$ 54,868	$ 55,332	$ 54,922	$ 53,852
Less: Amortization of intangible assets	852	1,389	426	426	430	538	550
Tangible noninterest expense	$ 113,160	$ 105,000	$ 58,718	$ 54,442	$ 54,902	$ 54,384	$ 53,302
Efficiency ratio *	47.2%	46.0%	48.6%	45.8%	47.1%	46.7%	47.0%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	$ 1,788,698	$ 1,706,861	$ 1,788,698	$ 1,767,873	$ 1,755,000	$ 1,732,983	$ 1,706,861
Less: Goodwill and other intangible assets	747,545	749,366	747,545	747,971	748,397	748,828	749,366
Tangible common equity	$ 1,041,153	$ 957,495	$ 1,041,153	$ 1,019,902	$ 1,006,603	$ 984,155	$ 957,495
Total assets	$ 11,992,317	$ 11,356,841	$ 11,992,317	$ 11,806,581	$ 11,690,011	$ 11,466,184	$ 11,356,841
Less: Goodwill and other intangible assets	747,545	749,366	747,545	747,971	748,397	748,828	749,366
Tangible assets	$ 11,244,772	$ 10,607,475	$ 11,244,772	$ 11,058,610	$ 10,941,614	$ 10,717,356	$ 10,607,475
Tangible common equity to tangible assets	9.3%	9.0%	9.3%	9.2%	9.2%	9.2%	9.0%
Tangible book value per share:							
Total stockholders' equity	$ 1,788,698	$ 1,706,861	$ 1,788,698	$ 1,767,873	$ 1,755,000	$ 1,732,983	$ 1,706,861
Less: Goodwill and other intangible assets	747,545	749,366	747,545	747,971	748,397	748,828	749,366
Tangible common equity	$ 1,041,153	$ 957,495	$ 1,041,153	$ 1,019,902	$ 1,006,603	$ 984,155	$ 957,495
Common shares outstanding	58,896,189	58,760,517	58,896,189	58,896,189	58,834,066	58,761,597	58,760,517
Book value per share - GAAP	$ 30.37	$ 29.05	$ 30.37	$ 30.02	$ 29.83	$ 29.49	$ 29.05
Tangible book value per share	$ 17.68	$ 16.29	$ 17.68	$ 17.32	$ 17.11	$ 16.75	$ 16.29

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GreatWesternBank.com

Appendix 2 Agriculture Lending & Economy

Ag Lending 101 • Underwriting identical to comparable C&I and CRE loans where cash flow is the primary repayment source and loan and line amounts subject to loan value ("LTV") limits and "normalized" collateral values • Liquid markets typically exist for ag-related collateral which is the secondary repayment source (e.g., harvested grain or grain inventory, cattle, farm equipment and land sale/lease) in foreclosure scenarios • Many market and economic conditions can influence the profitability of individual borrowers; key to partner with seasoned producers that manage their own cost structure diligently Overview Grains • 31% of the Ag loan portfolio or approx. 7% of overall loan portfolio • Most borrowers in footprint in MW states (IA, SD, NE) ◦ Corn and soybeans primary crop production • Corn and soybean prices spiked beginning in late 2007 and remained high for 3-4 years ◦ Drove cost of production higher as land and other input costs were in high demand; ◦ Gross value of corn production per acre increased 138% from 2006 to 2011 (USDA) • Crop prices have reverted to more sustainable long-term levels but costs have not reset as quickly • Federally-subsidized crop insurance protects a portion of grain producers' projected revenue each year 29

Ag Lending 101 (cont'd) 30 Beef Cattle Dairy • 23.0% of the Ag loan portfolio or approx. 5% overall, primarily in SD • Beef cattle producers include: ◦ Cow-calf operators that breed cattle and raise calves to a certain weight (typically 500-600 lbs.; "Feeder Cattle") ◦ Feedlots who purchase feeder cattle and finish them for sale to processors (typically 1200+lbs.; "Live Cattle") ◦ GWB portfolio split roughly 72/28 as of 03/31/18 • Industry is very cyclical driven by supply and demand (e.g., prices paid by feedlots dictate how many calves are bred and which stock cattle are retained for breeding vs. slaughtered) • 24.9% of the Ag loan portfolio or approx. 6% overall, primarily in AZ • Very cyclical pricing over time; producers that manage costs, are vertically integrated and use risk management techniques are best suited to generate profitability over time • Arizona has a milk quota system that enhances milk price margins for units of production providing some stability for producers • Dairy (and beef cattle) producers benefit from low grain prices (primary production cost in food form for animals)

Ag Economy 31 Highlights • Industry balance sheets remain strong with debt/asset and debt/equity ratios below long-term averages and significantly below 1980s levels that precipitated, and resulted, from the period of high losses in the early 1980s • Ag sector net charge-offs have historically been low for the industry and for Great Western Bank Farm Balance Sheet Overview (1) Source: USDA Economic Research Service; 2017 and 2018 are forecast data

Appendix 3 MSA Highlights

Des Moines / West Des Moines: • Iowa state capital • Insurance and financial services hub; major employers include Principal Financial, Nationwide, Wells Fargo Home Mortgage, Meredith Corp. and Ruan Transport Davenport / Moline / Rock Island (Quad Cities): • Significant advanced manufacturing, logistics, defense and food processing presence • Major employers include Deere & Co., Rock Island Arsenal, HyVee and two major health systems Cedar Rapids: • Along with Iowa City (20 miles away) comprises an economic area called the "Creative Corridor" • Significant innovative production, technology and life sciences presence • Major employers include Rockwell Collins, Transamerica and Nordstrom Direct Waterloo / Cedar Falls: • Cedar Falls is home to the University of Northern Iowa • Advanced manufacturing hub; major employers include Deere & Co., health systems and UNI Sioux City: • Marked by strong business climate and very low unemployment; situated on the Iowa / Nebraska / South Dakota border at the navigational head of the Missouri River Iowa City: • Home of the University of Iowa and U of I Hospitals and Clinics which employ over 33,000 people; major hub for arts and culture Ames: • Home to Iowa State University, which boasts cutting edge programs in agricultural science and bio-economics 33Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence Iowa MSAs 1.9 million aggregate 7 MSA population

Nebraska MSAs Omaha/ Council Bluffs: • MSA population of nearly 1 million • Headquarters to four Fortune 500 companies including Berkshire Hathaway, Union Pacific, Mutual of Omaha and Peter Kiewit & Sons • Home of Creighton University, University of Nebraska- Omaha and University of Nebraska Medical Center Lincoln: • Nebraska state capital • Home of the University of Nebraska • Insurance and financial services hub with key employers including Assurity Life, Ameritas and State Farm • Other robust private sector employers in transportation, manufacturing and start-up tech firms Grand Island: • Part of the "Tri-Cities" of Central Nebraska along with Hastings and Kearney - bringing the total trade area population to nearly 150,000 • Strong agricultural and manufacturing presence Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 34 1.3 million aggregate 3 MSA population

South Dakota MSAs Sioux Falls: • Largest South Dakota MSA has experienced rapid growth in recent years • Hub for regional health care with two major health systems including Sanford Health, which has received considerable philanthropic support, and Avera Health • Strong banking and finance presence including the home of corporate charters for Wells Fargo and Citi Rapid City: • Gateway to prime South Dakota tourism industry including the Black Hills, Mt. Rushmore, the Badlands, Deadwood (historical and casinos) and the annual Sturgis motorcycle rally • Federal government is a major employer between six national parks in close proximity and Ellsworth Air Force Base Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 35 400,000 aggregate 2 MSA population

Colorado MSAs Denver / Aurora / Lakewood: • 19th largest MSA with population approaching 3 million • All four major pro sports represented with franchises • Significant recent population growth supported by inflow of many new employers especially in the technology sector Colorado Springs: • Major military presence including USAF Academy, Ft. Carson and Peterson and Shriever AFBs • Strong employment by defense and cybersecurity contractors • Home of US Olympic Committee and related entities Fort Collins: • Home of Colorado State University • Large employers in both manufacturing and technology • Hub for the micro-brewery industry Boulder: • Home of the University of Colorado, known for science, engineering and research • Highest concentration of tech startups anywhere in the country Greeley: • Home of the University of Northern Colorado • Diverse economic footprint including industry, agriculture and energy Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 36 4.5 million aggregate 5 MSA population

Other States Phoenix / Mesa / Scottsdale: • 12th largest MSA with population over 4.5 million • Home of Arizona State University • GWB opened a Scottsdale office in 2016 • Large dairy lending concentration in suburban Phoenix Tucson: • Home of University of Arizona • Major defense contractor and military presence Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence Kansas City: • 27th largest MSA with population over 2 million • Two major professional sports franchises • New Power and Light District is a booming sports and entertainment complex • Diverse economic activity including Sprint Nextel's world headquarters Minneapolis / St. Paul / Bloomington: • 16th largest MSA with population over 3.5 million • Home of the University of Minnesota • GWB gained presence through HF Financial acquisition Fargo: • Home of North Dakota State University • Regional health care hub with healthcare industry being the largest cumulative employer 37

Appendix 4 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives

Great Western Bancorp, Inc.

Overview

- For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank ("GWB") has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties
- Total size of the portfolio was $921.0 million at March 31, 2018
- GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives:
  - Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income
  - This differs significantly from most peers who have elected Hedge Accounting treatment
  - The historical election is irrevocable so the concept will be present for the foreseeable future in GWB's financial statements *even if* different accounting elections are made on future originations
  - Management presents non-GAAP measures to provide more clarity on the underlying economics

Summary

	Income Statement Line Item: *Net increase (decrease) in fair value of loans at fair value*	Income Statement Line Item: *Net realized and unrealized gain (loss) on derivatives*	*Net Relationship*	*Notes*
Increase (decrease) in FV related to interest rates	$ (13,480)	$ 13,480	$ —	(1)
Increase (decrease) in FV related to credit	$ (1,358)	$ —	$ (1,358)	(2)
Increase (decrease) in SWAP fees	$ —	$ 2,442	$ 2,442	(3)
Current period realized cost of derivatives	$ —	$ (1,640)	$ (1,640)	(4)
Subtotal, loans at FV and related derivatives	$ (14,838)	$ 14,282	$ (556)	(5)

(1) Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates.

(2) Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator.

(3) Swap fees are fees related to transacting interest rate swaps and other interest rate derivatives.

(4) Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase.

(5) While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note **(2)**) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note **(4)**) as presented in non-GAAP measures.

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